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                                                                     EXHIBIT 5.1


                        [COOLEY GODWARD LLP Letterhead]

August 24, 1999

Continuus Software Corporation
108 Pacifica
Irvine, CA 92618

RE:      REGISTRATION STATEMENT ON FORM S-8


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by CONTINUUS SOFTWARE CORPORATION (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of up to 3,848,039 shares of the Company's Common Stock $.001 par value (the "Shares"), for issuance (i) pursuant to the Company's 1997 Equity Incentive Plan and 1999 Employee Stock Purchase Plan (collectively with the Company's Employee Stock Option Plan, the "Plans"), and (ii) upon the exercise of outstanding options granted under the Company's 1997 Equity Incentive Plan and Employee Stock Option Plan.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Plans, the Company's Amended and Restated Certificate of Incorporation and By-laws, as amended and restated, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and Plans, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,


/s/  D. Bradley Peck
-------------------------
D. Bradley Peck

DBP:PRO